UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 29, 2008 (February 27, 2008)
Date of Report (date of earliest event reported)
COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
4000 Meridian Boulevard
Franklin, Tennessee 37067
(Address of principal executive offices)
Registrant’s telephone number, including area code: (615) 465-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On February 27, 2008, the Board of Directors of Community Health Systems, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board, met and approved certain compensation arrangements for the Company’s Named Executive Officers. The Company’s Named Executive Officers are each employees of the Company’s wholly-owned subsidiary, Community Health Systems Professional Services Corporation, and receive no compensation for their services as an officer of the Company. The following arrangements were approved:
Incentive Compensation Payments for 2007 under the 2004 Employee Performance Incentive Plan
The following payments in respect of 2007 incentive compensation targets, under the Company’s 2004 Employee Performance Incentive Plan (the “Cash Incentive Plan”) were approved, the Named Executive Officers having been found to have met only certain levels of their performance goals, as indicated:

	Percentage of Total
	Target Opportunity	2007 Incentive
Name and Position	Attained	Compensation Payment
Wayne T. Smith,	76%	$1,416,915
Chairman, President and Chief Executive Officer
W. Larry Cash,	77%	$643,356
Director, Executive Vice President and Chief Financial Officer
David L. Miller,	59%	$227,890
Division President, Group Operations
Gary D. Newsome,	59%	$227,890
Division President, Group Operations
Michael T. Portacci,	82%	$315,126
Division President, Group Operations
The Compensation Committee has also established performance goals for each of the Named Executive Officers for fiscal year 2008 under the Cash Incentive Plan.
2008 Base Salaries
     The following base salary amounts for the Company’s Named Executive Officers were approved on February 27, 2008, to be effective retroactive to January 1, 2008. None of our executive officers has a written employment agreement.

Name and Position	2008 Base Salary
Wayne T. Smith, Chairman, President and Chief Executive	$1,080,000
Officer
W. Larry Cash, Director, Executive Vice President and	$664,000
Chief Financial Officer

Name and Position	2008 Base Salary
David L. Miller, Division President, Group Operations	$450,000
Gary D. Newsome, Division President, Group Operations	$450,000
Michael T. Portacci, Division President, Group Operations	$450,000
Option Grants and Restricted Stock Awards
Pursuant to the Company’s Amended and Restated 2000 Stock Option and Award Plan (the “Plan”), the Compensation Committee approved the following equity grants to its Named Executive Officers:

		Performance
	Non-Qualified	Based Restricted
Name and Position	Stock Options	Shares
Wayne T. Smith,	200,000	100,000
Chairman, President and Chief Executive Officer
W. Larry Cash,	60,000	60,000
Director, Executive Vice President and Chief Financial Officer
David L. Miller,	20,000	35,000
Division President, Group Operations
Gary D. Newsome,	20,000	35,000
Division President, Group Operations
Michael T. Portacci,	20,000	35,000
Division President, Group Operations
All other executive officers as a group (70,000 of the restricted shares awarded were performance based, the balance, 44,000 shares, were granted with 3-year time vesting restrictions only)	57,500	114,000

The grants of nonqualified stock options will vest in equal one-third increments on the first three anniversaries of the grant date. The performance based restricted stock awards will be subject first to the attainment of a performance based objective that must be met, and then once met, the award is subject to further time vesting. Generally, the performance objective is the Company’s attainment for calendar year 2008 of either (i) seventy-five percent (75%) or more of the low end of the range of projected earnings per share from continuing operations, or (ii) ninety percent (90%) or more of the low end of the range of net operating revenues, each as stated in the Company’s earnings release filed with the Securities and Exchange Commission on Form 8-K on February 21, 2008. If the performance objective is not attained, the awards will be forfeited in their entirety. Once the performance objective has been attained, restrictions will lapse in one-third (1/3) increments on each of the first three anniversaries of the award date. Notwithstanding the performance objectives and the vesting requirements set forth in the Form Agreement, the restrictions will lapse earlier in the event of the death, disability or termination of employment, without cause, of the grantee, or in the event of a change in control of the Company. The form of performance based restricted stock award agreement is substantially the same as the form of agreement utilized for awards made in February 2007, which was included as an Exhibit to Form 8-K filed with the Securities and Exchange Commission on March 2, 2007.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 27, 2008, the Board of Directors of the Company, amended its bylaws to provide for a majority voting standard in the election of directors in uncontested elections. The Amended and Restated By-Laws of the Company are included with this Form 8-K as Exhibit 3(ii).1. The Company also adopted a policy, set forth in its Governance Guidelines, which provides for the submission to the Board of Directors of a letter of resignation by any director who receives more “against” votes than “for” votes in such an election. The Company’s Governance Guidelines are set forth on the Investor Relations section of our website, located at www.chs.net/investor.relations.
ITEM 9.01. Financial Statements and Exhibits.

Exhibit 3(ii).1	Amended and Restated By-Laws of Community Health Systems, Inc. (as of February 27, 2008)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 29, 2008	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)